Exhibit 10.1

STATE OF SOUTH CAROLINA
EMPLOYMENT AGREEMENT
COUNTY OF RICHLAND

THIS AGREEMENT is entered into this 21st day of July, 2005, between SCBT Financial Corporation, a corporation organized and existing under the laws of the State of South Carolina (the “Company”), and Thomas Bouchette (the “Employee”).

WHEREAS, the Company and Sun Bancshares, Inc. contemplate the adoption of an Agreement and Plan of Merger (the “Plan of Merger”), under which Sun Bancshares, Inc. will be merged into Company; and

WHEREAS, Employee is presently the Chief Executive Officer of Sun Bancshares, Inc; and

WHEREAS,   Company and Employee have agreed that upon the consummation of the merger (the “Merger”) contemplated by the Plan of Merger between Company and Sun Bancshares, Inc, Employee shall become an employee of the Company under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties do hereby agree as follows:

1.             Employment.   The Company and the Employee contemplate that the Company will consummate the Merger on or before December 31, 2005.  The Company agrees to employ Employee and Employee agrees to serve the Company under the terms and conditions set forth in this Agreement.  In the event that the Merger has not been consummated on or before March 31, 2006, Employee shall not become an employee of the Company and the terms of this

Agreement shall be null and void and of no force and effect.

2.             Term.   The term of the employment hereunder shall commence upon the consummation date of the Merger and shall continue until the third anniversary of the date hereof, unless terminated earlier as provided herein (the “Term”).  At the end of the Term if Employee continues to be employed by the Company or one of its affiliates, Employee’s employment shall be at-will and not subject to the provisions of this Agreement.

3.             Position and Responsibilities.   During the period of employment hereunder, Employee shall serve as President and CEO of Sun Bank, N.A. as long as Sun Bank, N.A. operates as a separate wholly-owned subsidiary of the Company and thereafter as Regional President of South Carolina Bank and Trust, N.A. (the “Bank”), or in such other comparable senior executive office with similar authority as may be designated by the Board of Directors of the Company or the Bank or their CEO.  Employee shall have the duties, responsibilities, rights, power and authority that may be from time to time delegated or assigned to him by the Boards of Directors of the Company or the Bank or their CEO.  After the Merger both Sun Bank, N.A. and South Carolina Bank and Trust, N.A. shall be wholly owned subsidiaries of the Company.  It is anticipated that Sun Bank, N.A. will be merged into South Carolina Bank and Trust, N.A. within two years after the Merger.

4.             Duties.   During the period of employment hereunder, Employee shall devote all of his time, attention, skills and efforts to the business of the Company and the faithful performance of his duties and responsibilities hereunder.  Employee shall be loyal to the Company and shall refrain from rendering any business services to any person or entity other than the Company and its affiliates without the prior written consent of the Company.

5.             Compensation and Benefits.

(a)           Annual Base Salary.   During the period of employment hereunder, the Company shall pay Employee an annual base salary $150,000 per year, subject to applicable federal and state income and social security tax withholding requirements.  The Base Salary shall be payable in accordance with the Company’s customary payroll practices and may be increased upon regular reviews in accordance with senior management compensation policies and performance of the Employee.

(b)           Reimbursement of Expenses.   The Company shall pay or reimburse Employee for all reasonable travel and other business related expenses incurred by him in performing his duties under this Agreement.  Such expenses shall be appropriately documented and submitted to the Company in accordance with the Company’s policies and procedures as established from time to time.

(c)           Vacation and Sick Leave.   Employee shall be provided with vacation and sick leave in accordance with the Company’s policies and procedures for senior executives as established from time to time, in no event less than four weeks of vacation annually.

(d)           Employee Benefit Plans.   During the period of employment hereunder, Employee shall be entitled to participate in the employee benefit plans of the Company or its successors or assigns, as presently in effect or as they may be modified or added to from time to time, to the extent such benefit plans are provided to other similarly situated senior executive employees and in accordance with Employee’s performance.

(e)           Incentive Bonus Plans.   During the period of employment hereunder, Employee shall be entitled to participate in the Company’s incentive-based bonus plans, applicable to his employment position, in accordance with both the terms and conditions of such plans and the

Company’s policies and procedures as established from time to time.

(f)            Other Employment Benefits.   During Employee’s employment with the Company, Company will pay dues on Employee’s behalf to maintain membership at Wachesaw Country Club in Murrell’s Inlet, South Carolina.  Company will also provide Employee an automobile allowance of Seven Hundred Dollars ($700.00) per month during his employment, a cell phone and other benefits customarily provided for similarly situated employees.  The parties consider Employee to be similarly situated with the Bank’s other regional presidents.

6.             Termination of Employment.

(a)           Termination Upon Death, Disability or For Cause.   The Company shall have the right to terminate Employee’s employment hereunder upon the death or Disability (as defined below) of Employee or for Cause (as defined below). If Employee’s employment is terminated for Cause, the Company shall have no further obligation to Employee under this Agreement.  If Employee’s employment is terminated for Disability, Employee shall be entitled only to the disability benefits provided under the policy of disability insurance provided for all employees as such policy may be changed from time to time.  Termination for Disability or for Cause shall be effective immediately or upon such notice to Employee of such termination as may be determined by the Board of Directors.  For the purpose of this Agreement:

(i)  “Disability” means “disability” (as defined under the Company’s disability insurance policy maintained for Employee from time to time) suffered by Employee for a continuous period of at least three months or any impairment of mind or body that is likely to result in a “disability” of Employee for more than three (3) months during any twelve (12) month period.

(ii)  “Cause” means: (A) the repeated failure of Employee to perform his responsibilities and duties hereunder after reasonable notice and opportunity to cure; (B) the commission of an act by Employee constituting dishonesty or fraud against the Company; (C) the conviction for or the entering of a guilty or no contest plea with respect to a felony; (D) habitual absenteeism, chronic alcoholism or any other form of substance abuse; or (E) the commission of an act by Employee involving gross negligence or moral turpitude that brings the Company or any of its affiliates into public disrepute or disgrace or causes material harm to the customer relations, operations or business prospects of the Company or any of its subsidiaries.

(b)           Termination Without Cause.   The Company shall have the right to terminate Employee’s employment at any time and for any reason subject to the provisions of this Section 6(b).  In the event that the Company shall terminate Employee’s employment for any reason during the Term other than as provided in Section 6(a), the Company shall as its sole obligation hereunder pay Employee his Base Salary, subject to applicable federal and state income and social security tax withholding requirements and in accordance with the Company’s customary payroll practices, for one (1) year following termination.

(c)           Termination by Employee.   Employee shall have the right at any time voluntarily to terminate his employment, upon thirty (30) days written notice, in which event Employee shall be entitled only to the Base Salary through the date of termination.

(d)           Noncompete Upon Termination.   Employee acknowledges that he has entered into a Noncompete Agreement with SCBT Financial Corporation which may be applicable upon the termination of Employee’s employment in accordance with the terms of the Noncompete Agreement.  In the event that the Merger has not been consummated on or before March 31, 2006, the terms of the Noncompete Agreement shall be null and void and of no force and effect.

7.             General Provisions.

(a)           Entire Agreement.   Except for the Noncompete Agreement between SCBT Financial Corporation and Thomas Bouchette, this Agreement contains the entire understanding between the parties hereto relating to the employment of Employee by the Company and supersedes any and all prior employment or compensation agreements between the Company and Employee.

(b)           Assignability.   Neither this Agreement nor any right or interest hereunder shall be assignable by Employee without the Company’s prior written consent.

(c)           Binding Agreement.   This Agreement shall be binding upon, and inure to the benefit of, Employee and the Company and their respective successors and assigns

(d)           Amendment of Agreement.   This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

(e)           Severability.   If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  If a court determines that this Agreement or any covenant contained herein is unreasonable, void or unenforceable, for any reason whatsoever, then in such event the parties hereto agree that the duration, geographical or other limitation imposed herein should be such as the court, or jury, as the case may be, determines to be fair and reasonable, it being the intent of each of the parties hereto to be subject to an agreement that is necessary for the protection of the legitimate interest of the Company and its successors or assigns and that is not unduly harsh in curtailing the legitimate rights of the Employee.

(f)            Notices.   All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person (with respect to the Company, to the Company’s President) or when mailed if mailed by certified mail, return receipt requested.  Notices mailed shall be addressed, in the case of Employee, to his last known residential address, and in the case of the Company, to its corporate headquarters, attention of the CEO, or to such other address as Employee or the Company any designate in writing at the time or from time to time to the other party in accordance with this Section.

(g)           Waiver.   No delay or omission be either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power of privilege.  The provisions of this Section 7 (g) cannot be waived except in writing signed by both parties.

(h)           Governing Law.   This Agreement has been executed and delivered in the State of South Carolina, and its validity, interpretation, performance and enforcement shall be governed by the laws of such state.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above stated.

SCBT FINANCIAL CORPORATION

EMPLOYEE

Thomas Bouchette